UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 22, 2008
Health Care REIT, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-8923	34-1096634
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One SeaGate, Suite 1500, Toledo, Ohio		43604
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (419) 247-2800

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 22, 2008, the Board of Directors of Health Care REIT, Inc. (the “Company”) expanded its authorized number of directors from ten to eleven and appointed Jeffrey R. Otten as a member of the Board of Directors. Mr. Otten will serve as a Class II director and will be a member of the Investment and Planning Committees. The terms of the Class II directors, including Mr. Otten, expire in 2009.
In connection with the appointment, the Company entered into an indemnification agreement with Mr. Otten. The agreement is substantially identical to the agreements previously entered into between the Company and its other directors and generally provides that the Company will, in certain circumstances, indemnify Mr. Otten against any and all expenses, judgments, fines, penalties and amounts paid in settlement arising out of his service to the Company. The agreement also provides for the advancement of expenses in connection with a threatened, pending or completed action, suit or proceeding.
The press release announcing the appointment of Mr. Otten is attached as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
99.1	Press release dated January 23, 2008
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant had duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

HEALTH CARE REIT, INC.
By:	/s/ GEORGE L. CHAPMAN
George L. Chapman
Its: Chairman of the Board and Chief Executive Officer

Dated: January 25, 2008